UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2004

BANK ONE AUTO SECURITIZATION TRUST 2003-1

(Exact name of registrant as specified in its charter)

Delaware	333-107580	Not Available
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

C/O Wilmington Trust Company Rodney Square North, 1100 North Market Street, Wilmington, Delaware	19890-1600
(Address of principal executive offices)	(Zip Code)

(302) 282-1039

Registrant’s telephone number, including area code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

On July 1, 2004, Bank One Corporation merged with JPMorgan Chase & Co. with JPMorgan Chase & Co. as the surviving entity. In connection therewith, as of July 1, 2004, PriceWaterhouseCoopers has replaced KPMG LLP (“KPMG”) as the accountants for the BANK ONE AUTO SECURITIZATION TRUST 2003-1 (the “Trust”).

The reports of KPMG with respect to the Trust for the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its reports with respect to the Trust for the years ended December 31, 2003 and December 31, 2002 and through June 30, 2004, there were no disagreements between the Trust and KPMG on any matter of accounting principles or practices, financial disclosure or scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report for such years.

Exhibits
Exhibit 16.1	Letter from KPMG LLP regarding change of certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK ONE AUTO SECURITIZATION TRUST 2003-1

By:	/s/ David A. Penkrot
Name:	David A. Penkrot
Title:	Senior Vice President

Date: July 23, 2004